UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2009

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadow Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 737-1367
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2009, ParkerVision, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. (the “Underwriter”), for the sale by the Company to the public (the “Offering”) of 8,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares are being sold to the public at a price of $2.00 per share.  The Underwriter has agreed to purchase the Shares from the Company pursuant to the Purchase Agreement at a discount of $0.14 per share, representing 7.0% of the public offering price, for an aggregate discount of $1,120,000.  The net proceeds to the Company are expected to be approximately $14,600,000 after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering.  The Offering is expected to close on or about November 16, 2009, subject to customary closing conditions.

The Offering is being made pursuant to a prospectus supplement dated November 10, 2009 and an accompany base prospectus dated September 14, 2009, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-161903) that was declared effective on September 30, 2009.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement.

A copy of the opinion of Holland & Knight LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto. A copy of the Purchase Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 8.01.	Other Events.

On November 9, 2009, the Company issued a press release announcing the Offering.  On November 10, 2009, the Company issued a press release announcing that it had priced the Offering. The Company’s press releases are attached to this Current Report as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Purchase Agreement, dated November 10, 2009, between ParkerVision, Inc. and Piper Jaffray & Co.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

99.1	Press release dated November 9, 2009.

99.2	Press release dated November 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2009
PARKERVISION, INC.

By: /s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Purchase Agreement, dated November 10, 2009, between ParkerVision, Inc. and Piper Jaffray & Co.

5.1	Opinion of Holland & Knight LLP.

23.1	Consent of Holland & Knight LLP (included as part of Exhibit 5.1).

99.1	Press release dated November 9, 2009.

99.2	Press release dated November 10, 2009.